Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com
Press Release
Kemper Reports Second Quarter 2026 Operating Results*
CHICAGO, August 5, 2026 — Kemper Corporation (NYSE: KMPR) reported second quarter 2026 results, which included a non-cash goodwill impairment of $460 million. This has no impact on the cash-generating ability of our businesses, statutory capital, holding company liquidity, or compliance with our debt and revolving credit covenants. Including this charge, Kemper reported a net loss of $464.8 million, or $(7.90) per share, for the second quarter of 2026, compared to net income of $72.6 million, or $1.12 per diluted share, for the second quarter of 2025.

Adjusted Consolidated Net Operating Income1 was $26.3 million, or $0.45 per share, for the second quarter of 2026, compared to Adjusted Consolidated Net Operating Income1 of $84.1 million, or $1.30 per diluted share, for the second quarter of 2025.
Summary of quarterly performance:
•Underlying operating performance improved sequentially; reported results included a non-cash goodwill impairment and valuation allowance
•Delivered Adjusted Consolidated Net Operating Income¹ of $26.3 million, or $0.45 per share
•Personal Auto profitability improved, reflecting underwriting actions and continued expense discipline
•Commercial Auto maintained strong underlying performance; reported profitability was impacted by prior-year reserve development
•Life business continued to generate stable operating earnings
•Strengthened leadership and organizational alignment to improve accountability and execution

“This quarter reflects improving underlying operating performance and the actions we’re taking to restore profitability,” said President and CEO Stephen J. McAnena. “While there is more work ahead, we have a clear understanding of where performance must improve and are taking decisive actions to strengthen execution, sharpen accountability, and improve returns across our business. I am confident these actions will position Kemper to deliver stronger, more consistent results and create long-term value for shareholders.”

*Unless otherwise specified, discussion of our second quarter 2026 results is focused on net income attributable to Kemper Corporation common shareholders, which does not include financial results from Kemper Reciprocal that are presented within the condensed consolidated financial results in this release. The results of Kemper Reciprocal are consolidated under US GAAP.
1 Non-GAAP financial measure. All Non-GAAP financial measures are denoted with footnote 1 throughout this release. See “Use of Non-GAAP Financial Measures” for additional information.

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Net (Loss) Income	$(464.8)	$72.6	$(466.5)	$172.3
Adjusted Consolidated Net Operating Income[1]	$26.3	$84.1	$38.8	$190.5

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net (Loss) Income	$(5.0)	$(6.1)	$(8.0)	$(11.7)

Diluted Net (Loss) Income Per Share From:
Net (Loss) Income	$(7.90)	$1.12	$(7.93)	$2.66
Adjusted Consolidated Net Operating Income[1]	$0.45	$1.30	$0.66	$2.95

Impact of Catastrophe Losses and Related LAE on Net (Loss) Income Per Share	$(0.09)	$(0.09)	$(0.14)	$(0.18)
Revenues
Total revenues for the second quarter of 2026 decreased $132.9 million to $1,092.7 million compared to the second quarter of 2025. The decline was primarily due to lower Specialty Personal Automobile volumes and higher impairment losses, partially offset by higher Specialty Commercial Automobile volumes and net investment income.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Segment Adjusted Net Operating Income:
Specialty Property & Casualty Insurance	$15.8	$79.0	$15.9	$176.9
Life Insurance	18.3	12.6	36.3	29.8
Total Segment Adjusted Net Operating Income	34.1	91.6	52.2	206.7
Corporate and Other Adjusted Net Operating Loss	(9.0)	(10.3)	(17.3)	(21.7)
Less: Net Loss attributable to Noncontrolling Interest	(1.2)	(2.8)	(3.9)	(5.5)
Adjusted Consolidated Net Operating Income[1]	26.3	84.1	38.8	190.5
Net (Loss) Income From:
Change in Fair Value of Equity and Convertible Securities	(1.4)	(0.4)	(2.4)	(0.3)
Net Realized Investment Gains (Losses)	0.5	(0.1)	0.8	0.6
Impairment Losses	(18.8)	(2.8)	(20.1)	(2.6)
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(11.6)	(3.8)	(16.6)	(8.0)
Debt Extinguishment and Other Charges	—	—	—	0.4
Goodwill Impairment	(460.0)	—	(460.0)	—
Non-Core Operations	0.2	(4.4)	(7.0)	(8.3)
Net (Loss) Income attributable to Kemper Corporation	$(464.8)	$72.6	$(466.5)	$172.3
The Specialty Property and Casualty Insurance segment reported adjusted net operating income of $15.8 million in the second quarter of 2026, compared to adjusted net operating income of $79.0 million in the second quarter of 2025. This decrease was due primarily to an increase in our Specialty Personal Automobile Underlying loss and LAE ratio1. Specialty Personal Automobile’s Underlying loss and LAE ratio1 was 83.8 percent, compared to 72.5 percent in the second quarter of 2025. The increase was primarily driven by higher claim severity and frequency in California.

The Life Insurance segment reported adjusted net operating income of $18.3 million for the second quarter of 2026, compared to adjusted net operating income of $12.6 million in the second quarter of 2025. The improvement was primarily driven by higher Net Investment Income and Earned Premiums.

Capital
Total Kemper Corporation Shareholders’ Equity as of June 30, 2026 was $2,192.8 million, a decrease of $488.6 million, or 18 percent, since year-end 2025 primarily driven by net loss for the period. Kemper and its direct non-insurance subsidiaries ended the quarter with cash and investments of $130.0 million, and $350.0 million of available borrowing capacity under the revolving credit agreement.

On May 6, 2026, Kemper announced that its Board of Directors declared a quarterly dividend of $0.32 per share, or $19.3 million. The dividend was paid on June 2, 2026, to its shareholders of record as of May 18, 2026.
Kemper ended the quarter with a book value per share of $37.22, a decrease of 19 percent from $45.71 at the end of 2025. Adjusted book value per share1 was $27.55 at the end of the quarter, compared to $28.06 at the end of 2025.

Unaudited Condensed Consolidated Statements of (Loss) Income for the three and six months ended June 30, 2026 and 2025 are presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except Per Share Amounts)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Revenues:
Earned Premiums[2]	$1,011.6	$1,130.8	$2,010.9	$2,218.7
Net Investment Income	105.4	95.9	212.5	197.1
Other Income	0.5	3.1	3.9	5.7
Change in Fair Value of Equity and Convertible Securities	(1.7)	(0.5)	(3.0)	(0.4)
Net Realized Investment Gains (Losses)	0.6	(0.1)	1.0	0.8
Impairment Losses	(23.7)	(3.6)	(25.4)	(3.3)
Total Revenues	1,092.7	1,225.6	2,199.9	2,418.6
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses[3]	818.4	829.1	1,647.2	1,596.4
Insurance and Other Expenses	272.4	300.0	549.4	594.5
Interest Expense	8.9	9.0	18.2	20.4
Goodwill Impairment	460.0	—	460.0	—
Total Expenses	1,559.7	1,138.1	2,674.8	2,211.3
(Loss) Income before Income Taxes	(467.0)	87.5	(474.9)	207.3
Income Tax (Benefit) Expense	(1.0)	17.7	(4.5)	40.5
Net (Loss) Income	(466.0)	69.8	(470.4)	166.8
Less: Net Loss attributable to Noncontrolling Interest	(1.2)	(2.8)	(3.9)	(5.5)
Net (Loss) Income attributable to Kemper Corporation	$(464.8)	$72.6	$(466.5)	$172.3

Net (Loss) Income attributable to Kemper Corporation per Unrestricted Share:
Basic	$(7.90)	$1.13	$(7.93)	$2.69
Diluted	$(7.90)	$1.12	$(7.93)	$2.66

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	58,866.0	63,938.9	58,804.7	63,912.9
Unrestricted Shares and Equivalent Shares - Diluted	58,866.0	64,600.1	58,804.7	64,626.5

Dividends Paid to Shareholders per Share	$0.32	$0.32	$0.64	$0.64

[2] Includes a remeasurement loss related to the deferred profit liability within the Life insurance business of $0.2 million and $0.9 million for the three months ended June 30, 2026 and 2025, respectively, and a remeasurement gain of $0.7 million for the six months ended June 30, 2026 and a remeasurement loss of $0.7 million for the six months ended June 30, 2025.

[3] Includes a remeasurement gain of $1.9 million and $0.2 million related to the liability for future policyholder benefits within the Life insurance business for the three months ended June 30, 2026 and 2025, respectively, and a remeasurement gain of $2.3 million for the six months ended June 30, 2026. There was no remeasurement gain or loss for the six months ended June 30, 2025.

Unaudited business segment revenues for the three and six months ended June 30, 2026 and 2025 are presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
REVENUES:
Specialty Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$647.4	$789.3	$1,294.4	$1,543.0
Commercial Automobile	249.2	221.5	487.4	430.0
Total Earned Premiums	896.6	1,010.8	1,781.8	1,973.0
Net Investment Income	53.7	49.6	109.0	100.1
Other Income	1.3	2.7	4.0	4.0
Total Specialty Property & Casualty Insurance Revenues	951.6	1,063.1	1,894.8	2,077.1
Life Insurance:
Earned Premiums:
Life	87.5	84.8	173.1	168.5
Accident & Health	5.4	5.4	10.7	10.9
Property	9.8	10.3	19.7	20.8
Total Earned Premiums	102.7	100.5	203.5	200.2
Net Investment Income	49.3	44.7	98.0	93.1
Other Income	0.4	0.3	0.7	1.0
Total Life Insurance Revenues	152.4	145.5	302.2	294.3
Total Segment Revenues	1,104.0	1,208.6	2,197.0	2,371.4
Change in Fair Value of Equity and Convertible Securities	(1.7)	(0.5)	(3.0)	(0.4)
Non-Core Operations	14.4	21.3	29.8	49.2
Net Realized Investment Gains (Losses), Impairment Losses, and Other[2]	(24.0)	(3.8)	(23.9)	(1.6)
Total Revenues	$1,092.7	$1,225.6	$2,199.9	$2,418.6

2 In the fourth quarter of 2025, the Company elected to change the presentation of Net Realized Investment Gains (Losses), Impairment Losses, and Other by combining them into a single line item. Prior-period amounts have been recast to conform to the current-period presentation.

KEMPER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	Jun 30, 2026	Dec 31, 2025
Assets:
Investments:
Fixed Maturities at Fair Value	$6,721.1	$6,743.3
Equity Securities at Fair Value	309.6	306.4
Equity Method Limited Liability Investments	183.0	176.0
Short-term Investments at Cost which Approximates Fair Value	271.4	313.5
Company-Owned Life Insurance	598.2	579.2
Loans to Policyholders	279.4	279.9
Other Investments	282.7	271.3
Total Investments	8,645.4	8,669.6
Cash	80.3	124.3
Receivables from Policyholders	966.3	965.2
Other Receivables	181.8	184.7
Deferred Policy Acquisition Costs	675.0	655.4
Goodwill	783.5	1,250.7
Current Income Tax Assets	48.7	40.7
Deferred Income Tax Assets	97.2	96.9
Other Assets	381.5	410.7
Assets of Consolidated Variable Interest Entity:
Fixed Maturities at Fair Value	44.7	42.1
Short-term Investments at Cost which Approximates Fair Value	9.4	14.4
Cash	0.9	1.7
Receivables from Policyholders	6.2	10.4
Other Receivables	0.5	0.4
Deferred Policy Acquisition Costs	0.8	1.3
Deferred Income Tax Assets	4.1	4.2
Total Assets	$11,926.3	$12,472.7

KEMPER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)
(Dollars in Millions)
(Unaudited)

	Jun 30, 2026	Dec 31, 2025

Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,278.1	$3,287.5
Property and Casualty	3,065.1	2,910.8
Total Insurance Reserves	6,343.2	6,198.3
Unearned Premiums	1,227.5	1,233.1
Policyholder Obligations	541.1	608.0
Deferred Income Tax Liabilities	—	14.8
Accrued Expenses and Other Liabilities	651.7	762.6
Long-term Debt, Non-Current, at Amortized Cost	944.5	943.5
Liabilities of Consolidated Variable Interest Entity:
Insurance Reserves	31.1	29.4
Unearned Premiums	7.4	12.1
Accrued Expenses and Other Liabilities	2.5	1.5
Total Liabilities	9,749.0	9,803.3
Kemper Corporation Shareholders’ Equity:
Common Stock	5.9	5.9
Paid-in Capital	1,738.5	1,723.9
Retained Earnings	653.7	1,157.8
Accumulated Other Comprehensive Loss	(205.3)	(206.2)
Total Kemper Corporation Shareholders’ Equity	2,192.8	2,681.4
Noncontrolling Interest	(15.5)	(12.0)
Total Shareholders’ Equity	2,177.3	2,669.4
Total Liabilities and Shareholders’ Equity	$11,926.3	$12,472.7

Unaudited selected financial information for the Specialty Property & Casualty Insurance segment follows.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025

Results of Operations
Net Premiums Written	$854.7	$1,001.5	$1,779.7	$2,070.3

Earned Premiums	$896.6	$1,010.8	$1,781.8	$1,973.0
Net Investment Income	53.7	49.6	109.0	100.1
Other Income	1.3	2.7	4.0	4.0
Total Revenues	951.6	1,063.1	1,894.8	2,077.1
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	732.7	730.1	1,475.5	1,412.4
Catastrophe Losses and LAE	6.1	5.3	7.4	9.1
Prior Years:
Non-catastrophe Losses and LAE	9.1	13.6	12.3	14.1
Catastrophe Losses and LAE	0.1	0.4	0.5	0.6
Total Incurred Losses and LAE	748.0	749.4	1,495.7	1,436.2
Insurance Expenses	184.3	214.8	380.5	419.9
Segment Adjusted Operating Income	19.3	98.9	18.6	221.0
Income Tax Expense	3.5	19.9	2.7	44.1
Total Segment Adjusted Net Operating Income	$15.8	$79.0	$15.9	$176.9

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	81.7%	72.3%	82.8%	71.6%
Current Year Catastrophe Losses and LAE Ratio	0.7	0.5	0.4	0.5
Prior Years Non-catastrophe Losses and LAE Ratio	1.0	1.3	0.7	0.7
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Total Incurred Loss and LAE Ratio	83.4	74.1	83.9	72.8
Insurance Expense Ratio	20.6	21.3	21.4	21.3
Combined Ratio	104.0%	95.4%	105.3%	94.1%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	81.7%	72.3%	82.8%	71.6%
Insurance Expense Ratio	20.6	21.3	21.4	21.3
Underlying Combined Ratio[1]	102.3%	93.6%	104.2%	92.9%

Non-GAAP Measure Reconciliation
Combined Ratio	104.0%	95.4%	105.3%	94.1%
Less:
Current Year Catastrophe Losses and LAE Ratio	0.7	0.5	0.4	0.5
Prior Years Non-catastrophe Losses and LAE Ratio	1.0	1.3	0.7	0.7
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Underlying Combined Ratio[1]	102.3%	93.6%	104.2%	92.9%

Unaudited selected financial information for the Life Insurance segment follows.

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025

Results of Operations
Earned Premiums	$102.7	$100.5	$203.5	$200.2
Net Investment Income	49.3	44.7	98.0	93.1
Other Income	0.4	0.3	0.7	1.0
Total Revenues	152.4	145.5	302.2	294.3
Policyholders’ Benefits and Incurred Losses and LAE	63.5	63.5	127.5	125.7
Insurance Expenses	67.3	67.7	131.9	134.1
Segment Adjusted Operating Income	21.6	14.3	42.8	34.5
Income Tax Expense	3.3	1.7	6.5	4.7
Total Segment Adjusted Net Operating Income	$18.3	$12.6	$36.3	$29.8
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income is an after-tax, non-GAAP financial measure and is computed by excluding from Net (Loss) Income attributable to Kemper Corporation the after-tax impact of:
(i) Change in Fair Value of Equity and Convertible Securities;
(ii) Net Realized Investment Gains (Losses);
(iii) Impairment Losses;
(iv) Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs;
(v) Debt Extinguishment and Other Charges;
(vi) Goodwill Impairment;
(vii) Non-Core Operations; and
(viii) Significant non-recurring or infrequent items that may not be indicative of ongoing operations

Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net (Loss) Income attributable to Kemper Corporation. There were no applicable significant non-recurring items that Kemper excluded from the calculation of Adjusted Consolidated Net Operating Income for the three and six months ended June 30, 2026 or 2025.

Kemper believes that Adjusted Consolidated Net Operating Income provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Change in Fair Value of Equity and Convertible Securities, Net Realized Investment Gains (Losses) and Impairment Losses related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of Kemper’s investments, the timing of which is unrelated to the insurance underwriting process. Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs may vary significantly between periods and are generally driven by the timing of business decisions which are unrelated to the insurance underwriting process. In the second quarter of 2026, the Company completed the sale of Newins and recorded a gain in connection with the transaction. In the third quarter of 2025, a restructuring program was launched to achieve operational and organizational efficiencies. The Company will continue to evaluate additional efficiency opportunities through 2027. Debt Extinguishment and Other Charges relate to (i) loss from early extinguishment of debt, which is driven by Kemper’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process; and (ii) other charges that are non-standard, not part of the ordinary course of business, and unrelated to the insurance underwriting process. Goodwill Impairments are excluded because they are infrequent and non-recurring charges. Non-Core Operations includes the results of our Preferred Insurance business which we expect to fully exit. These results are excluded because they are irrelevant to our ongoing operations and do not qualify for Discontinued Operations under GAAP. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends. The preceding non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures, as they do not fully recognize the profitability of Kemper’s businesses.

A reconciliation of Net (Loss) Income attributable to Kemper Corporation to Adjusted Consolidated Net Operating Income for the three and six months ended June 30, 2026 and 2025 is presented below.

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Net (Loss) Income attributable to Kemper Corporation	$(464.8)	$72.6	$(466.5)	$172.3
Less Net (Loss) Income From:
Change in Fair Value of Equity and Convertible Securities	(1.4)	(0.4)	(2.4)	(0.3)
Net Realized Investment Gains (Losses)	0.5	(0.1)	0.8	0.6
Impairment Losses	(18.8)	(2.8)	(20.1)	(2.6)
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(11.6)	(3.8)	(16.6)	(8.0)
Debt Extinguishment and Other Charges	—	—	—	0.4
Goodwill Impairment	(460.0)	—	(460.0)	—
Non-Core Operations	0.2	(4.4)	(7.0)	(8.3)
Adjusted Consolidated Net Operating Income	$26.3	$84.1	$38.8	$190.5

Diluted Adjusted Net Operating Income per Unrestricted Share is a non-GAAP financial measure computed by dividing Adjusted Net Operating Income by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net (Loss) Income per Unrestricted Share.
A reconciliation of Diluted Net (Loss) Income per Unrestricted Share to Diluted Adjusted Net Operating Income per Unrestricted Share for the three and six months ended June 30, 2026 and 2025 is presented below.

	Three Months Ended		Six Months Ended
(Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Diluted Net (Loss) Income attributable to Kemper Corporation per Unrestricted Share	$(7.90)	$1.12	$(7.93)	$2.66
Less Net (Loss) Income per Unrestricted Share From:
Change in Fair Value of Equity and Convertible Securities	(0.02)	—	(0.04)	—
Net Realized Investment Gains	—	—	0.01	0.01
Impairment Losses	(0.32)	(0.04)	(0.34)	(0.04)
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(0.19)	(0.07)	(0.28)	(0.14)
Debt Extinguishment and Other Charges	—	—	—	0.01
Goodwill Impairment	(7.82)	—	(7.82)	—
Non-Core Operations	—	(0.07)	(0.12)	(0.13)
Diluted Adjusted Net Operating Income per Unrestricted Share	$0.45	$1.30	$0.66	$2.95

Return on Adjusted Shareholders' Equity is a calculation that uses a non-GAAP financial measure. It is calculated by dividing the period’s annualized Net (Loss) Income attributable to Kemper Corporation, excluding the annualization of the after-tax goodwill impairment and the credit loss allowance recognized on the Reciprocal Exchange surplus notes, by the average shareholders’ equity excluding net unrealized gains and losses on fixed maturities, the change in discount rate on future life policyholder benefits and goodwill. Return on Shareholders’ Equity is the most directly comparable GAAP measure. We use this non-GAAP measure to identify and analyze the change in performance attributable to management efforts between periods. Kemper believes this non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.
A reconciliation of Return on Shareholders’ Equity to Return on Adjusted Shareholders’ Equity is presented below:

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Numerator:
Annualized Net (Loss) Income attributable to Kemper Corporation[1]	$(429.4)	$290.4	$(456.4)	$344.6

Denominator:
Average Shareholders' Equity[2]	$2,421.2	$2,935.5	$2,507.9	$2,886.5

Less: Average Net Unrealized Losses on Fixed Maturities	616.6	638.6	599.8	657.9
Less: Average Change in Discount Rate on Future Life Policyholder Benefits	(391.9)	(368.0)	(378.2)	(372.1)
Less: Average Goodwill	(1,017.1)	(1,250.7)	(1,094.9)	(1,250.7)
Average Adjusted Shareholders' Equity[2]	$1,628.8	$1,955.4	$1,634.6	$1,921.6

Return on Shareholders' Equity:
Return on Shareholders' Equity	(17.7)%	9.9%	(18.2)%	11.9%
Return on Adjusted Shareholders' Equity	(26.4)%	14.9%	(27.9)%	17.9%

[1] Excludes the annualization of the $460.0 million after-tax goodwill impairment and the $16.6 million after-tax credit loss allowance ($21.0 million pre-tax) recognized on the Reciprocal Exchange surplus notes for the three and six months ended June 30, 2026.

[2] Average shareholders' equity and average adjusted shareholders’ equity is the simple average of the beginning and ending balances for the period. Average shareholders’ equity and average adjusted shareholders’ equity on a year-to-date basis is (a) the sum of the balance at the beginning of the year and the ending balance for each quarter within that year divided by (b) the number of quarters in the period presented plus one.

Underlying Combined Ratio is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding Total Incurred Losses and LAE Ratio, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio.

Kemper believes Underlying Losses and LAE and the Underlying Combined Ratio are useful to investors and uses these financial measures to reveal the trends in Kemper’s Property & Casualty Insurance segment that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause Kemper’s loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of Kemper’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing Kemper’s underwriting performance.
Adjusted Book Value Per Share is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains and losses on fixed income securities, the change in discount rate on future life policyholder benefits and goodwill by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share excluding the after-tax impact of net unrealized gains and losses on fixed income securities, the change in discount rate on future life policyholder benefits and goodwill in conjunction with book value per share to identify and analyze the change in net worth excluding goodwill attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of Book Value Per Share to Adjusted Book Value Per Share is presented below:

	As of
(Dollars and Shares in Millions Except Per Share Amounts) (Unaudited)	Jun 30, 2026	Dec 31, 2025
Numerator:
Kemper Corporation Shareholders’ Equity	$2,192.8	$2,681.4

Less: Net Unrealized Losses on Fixed Maturities	596.5	566.2
Less: Change in Discount Rate on Future Life Policyholder Benefits	(382.7)	(350.8)
Less: Goodwill	(783.5)	(1,250.7)
Adjusted Shareholders’ Equity	$1,623.1	$1,646.1

Denominator:
Common Shares Issued and Outstanding	58.922	58.667

Book Value Per Share:
Book Value Per Share	$37.22	$45.71

Less: Net Unrealized Losses on Fixed Maturities	10.13	9.65
Less: Change in Discount Rate on Future Life Policyholder Benefits	(6.50)	(5.98)
Less: Goodwill	(13.30)	(21.32)
Adjusted Book Value Per Share	$27.55	$28.06

Conference Call
Kemper will host its conference call to discuss second quarter 2026 results on Thursday, August 6, at 8:00 a.m. Eastern (7:00 a.m. Central). The conference call will be accessible via the internet and by telephone at 833.461.5787, Conference ID 170600198. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software. A replay of the call will be available online at the investor section of kemper.com.

More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the second quarter of 2026, which is available at the investor section of kemper.com.

About Kemper
The Kemper family of companies is one of the nation’s leading specialized insurers. With approximately $12 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Kemper Auto and Kemper Life brands. Kemper serves over 4.4 million policies, is represented by approximately 24,100 agents and brokers, and has approximately 7,000 associates dedicated to meeting the ever-changing needs of its customers.
Learn more about Kemper at kemper.com.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to:

•changes in the frequency and severity of insurance claims;
•claim development and the process of estimating claim reserves;
•the impacts of inflation;
•changes in interest rate environment;
•supply chain disruption;
•product demand and pricing;
•effects of legislative, governmental and regulatory actions;
•heightened competition;
•litigation outcomes and trends;
•investment risks;
•cybersecurity risks or incidents;
•impact of catastrophes; and
•other risks and uncertainties detailed in Kemper’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release.

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Contacts
Investors: Michael Marinaccio	312.661.4930 or investors@kemper.com
Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com